WithumSmith+Brown, PC

Certified Public Accountantsand Consultants

1411 Broadway, 9th Floor

New York, New York 10018 USA

212 751 9100 . fax 212 750 3262

www.withum.com

Additional Offices in New Jersey,

Pennsylvania, Maryland,

Florida, and Colorado

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report,  dated  April  24,  2014,  for  the  MP63  Fund  (the  “Fund”)  and  to  all  references  to  our firm  included  in  or  made  a  part  of  this  Post  Effective  Amendment  No.  17  under  the

Securities  Act  of  1933  and  Post-Effective  Amendment  No.  18  under  the  Investment

Company  Act  of  1940  to  MP63  Fund’  Registration  Statement  on  Form  N-1A,  including the  references  to  our  firm under  the  heading  “Financial  Highlights”  in the Prospectus and

“Independent   Registered   Public   Accounting   Firm”    in   the   Statement   of   Additional

Information of the Fund.

WithumSmith+Brown, P.C.

New York, NY

June 26, 2014

WithumSmith+Brown is a member of HLB International. A world-wide network of independent professional accounting firms and business advisers.